                                                                    EXHIBIT 23.4

          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS


We consent to the inclusion in this amendment no. 2 to registration statement on Form S-1 (File No. 333-70253) and the related prospectus of Waste Connections, Inc. for the registration of 3,737,500 shares of common stock of our report dated December 30, 1998, on our audit of the combined financial statements of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP

Sacramento, California

February 1, 1999